SECRETARY'S CERTIFICATE

I, Clara A. Maxcy, Secretary of The Weiss Fund, a Massachusetts business trust, do hereby certify that the following resolution is a true and correct copy of a resolution duly adopted at a meeting of the Trustees of The Weiss Fund held on November 19, 2001, that the passage of said resolution was in all respects legal, and that said resolution is in full force and effect:

         RESOLVED, that the officers of The Weiss Fund (the "Trust") be, and they hereby are, authorized in the name and on behlaf of the Trust to execute, or grant power of attorney to counsel to execute, any and all Registration Statements on Form N-1A applicable to the Trust, to execute, or grant power of attorney to counsel to execute, any amendments or supplements thereto for such form as may be approved by counsel; and to file or authorize the filing of such documents, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


IN WITNESS WHEREOF, I have set my hand as of the 19th day of November, 2001.


                                                   /s/ CLARA A. MAXCY
                                                   ------------------
                                                   Clara A. Maxcy, Secretary